CONSENT OF INDEPENDENT AUDITOR


I consent to the use of my report dated February 19, 2004 relating to the financial statements of MGCC Investment
Strategies, Inc. in the Form 10-KSB for the year ended
December 31, 2003.



/s/ William A. Meyler
----------------------
By William A. Meyler, P.C.,CPA

Middletown, NJ
March 9, 2004